Exhibit 99.1

BioElectronics Corporation Engages MUNCmedia to Lead 12 Month Real-Time Retail Investor Communications Program

FREDERICK, MD--(Marketwire - December 22, 2010) - BioElectronics Corporation (PINKSHEETS: BIEL) is pleased to announce the engagement of MUNCmedia to conduct communications with retail investors via their real-time information media network. MUNCmedia utilizes an innovative, transparent communications strategy specifically focused on individual investors with a long-term investment focus. BioElectronics has entered into a 12 month contract with MUNCmedia which will facilitate direct communications into MUNCmedia's network of over 90 million retail investors and two live presentations at RetailInvestorConferences.com.

Retail investors, often overlooked and underappreciated, are continuing to show their strength and ability in the purchase of early-stage companies' stock on an individual basis. A 2010 report issued by ING DIRECT USA/ShareBuilder paints a very optimistic portrait of today's retail investors and the escalating trend of self-reliant individual investors in the purchase of stocks on the public markets. MUNCmedia's network reaches and communicates with these individual investors.

"MUNCmedia is focused on helping companies like BioElectronics to achieve a balance in their shareholder base between, for example, Private Equity funds as long-term shareholders and a strong retail investor following with long-term investment goals. BioElectronics is optimistic about the opportunities to utilize MUNCmedia's Investor Relations programs which target Main Street retail investors," said Andrew Whelan, CEO of BioElectronics.

"We laud BioElectronics for already thinking and working like a large-cap company in regard to transparency," said Matt Bird, CEO of MUNCmedia. "Their commitment to openness and equal treatment toward all investors will certainly bring commercial and financial rewards. We look forward to helping BioElectronics tell their story to a worldwide audience."

About BioElectronics:

BioElectronics Corporation (PINKSHEETS: BIEL) is the maker of safe, inexpensive, drug-free medical devices and patches that deliver pulsed electromagnetic energy to relieve pain and inflammation. The company's wafer thin patches contain an embedded microchip and battery that deliver pulsed electromagnetic energy, a clinically proven and widely accepted anti-inflammatory and pain relief therapy that heretofore has only been possible to obtain from large, facility-based equipment. BioElectronics markets and sells its current products under the brand names ActiPatch®, RecoveryRx™, Allay™ Menstrual Pain Therapy and HealFast™ Therapy for cats, dogs and horses. The company is headquartered in Frederick, MD. For more information, visit www.bielcorp.com.

About MUNCmedia: Market Update Network, Corp.

MUNCmedia is the first Information Media Network and world leader in web-based Retail Investor Targeting solutions. We provide online corporate communications, research and media solution to companies worldwide.

From targeting press releases one-to-one to individual investors to Retail Investor Conferences, MUNCmedia helps companies deliver targeted and scalable messages to the precise audience in real-time. Hundreds of companies, IR and PR agencies, stock exchanges and integrated newswires rely on MUNCmedia services to deliver news messages to the retail financial community every day with measurable results.

MUNCmedia was founded in 2006 and is headquartered in New York, NY with regional offices in Bellevue, WA, Vancouver, BC and Boston. We currently service over 500 direct public company issuers, 40 IR agency partners and have sales and marketing partners across the globe.

Forward-Looking Statements:

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. BioElectronic's actual results could differ materially from those anticipated in the forward-looking statements. BioElectronics refers you to the cautionary statements and risk factors set forth in the documents it files with the Securities and Exchange Commission (http://www.sec.gov). The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise